UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 24, 2012, Cybex International, Inc. (the “Company”) received notice from the Listing Qualifications Department of the Nasdaq Stock Market that the Company has regained compliance with the Nasdaq Listing Standards by curing the Company’s previously reported deficiencies for failure to comply with the minimum market value of publicly held shares requirement of $5,000,000, the minimum stockholders’ equity requirement of $10 million and the minimum bid price requirement of $1 per share.

On February 15, 2012, the Company filed Form 8-K with the Securities and Exchange Commission reflecting a stockholders’ equity balance in excess of $19 million. Additionally, as of February 17, 2012, the bid price of the Company’s common stock had closed above the $1.00 minimum requirement for a period of 10 consecutive trading days. With a closing price above $1.00 for each of the ten days, the Company evidenced a minimum market value of more than $5 million for publicly held shares. The Company now meets the continued listing standards for the Nasdaq Global Market and no further action is required.

On February 28, 2012, the Company issued a press release with respect to its compliance with the Nasdaq listing requirements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	Press Release dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2012.

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer